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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Action of 1934

       Date of Report (Date of Earliest event reported): February 15, 2002


                                AQUASEARCH, INC.

             (Exact name of Registrant as specified in its charter)


       Colorado                     33-23460-LA           33-0034535
       --------                     -----------           ----------
(State or other jurisdiction of  (Commission File  (IRS Employer Identification
incorporation or organization            Number)          Number)

                   73-4460 Queen Ka'ahumanu Highway, Suite 110
                            Kailua-Kona, Hawaii 96740
                    (Address of principal executive offices)

                                 (808) 326-9301
              (Registrant's telephone number, including area code)


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Item 5.    Other Events.

On March 27, 2002, Registrant filed, in the United States Bankruptcy Court for the District of Hawaii, its Motion to Approve Disclosure Statement and Schedule Hearing to Confirm Plan of Reorganization, together with Exhibits A to F attached thereto. The hearing on the foregoing matters has been set for May 20, 2002, in the United States Bankruptcy Court for the District of Hawaii in Honolulu, Hawaii.

On February 15, 2002 Mr. Earl F. Fusato resigned as the Registrant's chief financial officer and, as of that date, his employment relationship with Registrant was terminated. Mr. Fusato remains as a member of the Registrant's Board of Directors and has been retained as a consultant to the Registrant.

There were no disagreements with Mr. Fusato on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Until the Registrant has retained a replacement for Mr. Fusato, the accounting firm of Buttke Berch & Wanzek, PC, which was retained by Registrant to perform its 2001 year-end audit, will provide advice and assistance to Registrant on certain financial matters.

Item 7.    Exhibits.

(c)   Exhibits.

2.1 Motion to Approve Disclosure Statement and Schedule Hearing to \ Confirm Plan of Reorganization; and Exhibits A to F.


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                  AQUASEARCH, INC.

Dated:     April 1, 2002          By:  /s/ Harry Dougherty
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                                  Harry Dougherty
                                  Interim President and Chief Executive Officer